ECHLIN CLOSING                                               FINAL  (7.9.98 3P)

IMMEDIATE                                   CONTACT:  GARY CORRIGAN
                                                      (419) 535-4813

                       DANA COMPLETES MERGER WITH ECHLIN,
                   CREATES LEADING GLOBAL AUTOMOTIVE SUPPLIER

TOLEDO, OHIO, JULY 9, 1998 - DANA CORPORATION (NYSE: DCN) TODAY ANNOUNCED THE COMPLETION OF THE MERGER OF A SUBSIDIARY WITH ECHLIN INC., CREATING ONE OF THE WORLD'S LARGEST INDEPENDENT COMPANIES SUPPLYING COMPONENTS TO BOTH AUTOMOTIVE ORIGINAL EQUIPMENT MANUFACTURERS AND THE AFTERMARKET.

VALUED AT APPROXIMATELY $3.9 BILLION, THE TRANSACTION IS THE LARGEST IN THE HISTORY OF THE AUTOMOTIVE COMPONENTS INDUSTRY, ACCORDING TO DATA SUPPLIED BY SECURITIES DATA CO. AND AUTOMOTIVE NEWS.

AS PART OF THE MERGER, ECHLIN SHAREHOLDERS WILL RECEIVE 0.9293 OF A SHARE OF DANA COMMON STOCK FOR EACH SHARE OF ECHLIN THEY OWNED ON JULY 9. BASED UPON A CLOSING PRICE OF $54.75 PER SHARE FOR DANA ON JULY 8, THIS REPRESENTS A PRICE OF $50.88 PER SHARE OF ECHLIN.

THE TAX-FREE, STOCK-FOR-STOCK TRANSACTION WILL BE ACCOUNTED FOR AS A POOLING OF INTERESTS AND IS EXPECTED TO BE ACCRETIVE TO DANA'S EARNINGS PER SHARE IN 1999 AND BEYOND. DANA WILL ISSUE APPROXIMATELY $3.3 BILLION OF DANA COMMON STOCK TO ECHLIN SHAREHOLDERS AND WILL ASSUME ABOUT $630 MILLION IN ECHLIN DEBT.

SOUTHWOOD J. MORCOTT, DANA CHAIRMAN AND CHIEF EXECUTIVE OFFICER SAID, "THIS STRATEGIC COMBINATION CREATES A STRONGER AND MORE BALANCED DANA WITH THE RESOURCES TO BE THE WORLDWIDE LEADER UNDER THE VEHICLE, UNDER THE HOOD, AND IN THE AFTERMARKET."

THE COMBINATION WITH ECHLIN - WHICH REPORTED SALES OF $3.6 BILLION IN 1997 - GREATLY EXPANDS DANA'S PRESENCE IN THE GLOBAL AUTOMOTIVE AFTERMARKET AND SELECTED OE SEGMENTS. THE COMBINED COMPANY WILL BE ABLE TO OFFER MORE COMPREHENSIVE PRODUCT LINES TO BOTH OE AND AFTERMARKET CUSTOMERS WORLDWIDE THAN EITHER COMPANY COULD ACHIEVE INDIVIDUALLY.

"DANA PLANS TO LEVERAGE ITS MARKET STRENGTHS BY CAPITALIZING ON ECHLIN'S PREMIER POSITION IN THE AUTOMOTIVE AFTERMARKET TO SELL DANA'S PRODUCTS," MORCOTT SAID. "AT THE SAME TIME, DANA'S RESOURCES AND OUTSTANDING CUSTOMER RELATIONSHIPS WILL ACCELERATE ECHLIN'S EFFORTS TO GROW WITH GLOBAL ORIGINAL-EQUIPMENT CUSTOMERS WHERE DANA ALREADY HAS A LEADERSHIP POSITION."

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ENHANCED PRODUCT LINE OFFERED
----------------------------
WITH THE MERGER COMPLETE, DANA NOW MANUFACTURES PRODUCTS USED ON MORE THAN 95 PERCENT OF THE WORLD'S 600 MILLION MOTOR VEHICLES. THE MERGER ADDS BRAKES AND FLUID-HANDLING SYSTEMS TO DANA'S EXISTING CORE PRODUCT LINEUP OF AXLES, DRIVESHAFTS, STRUCTURAL PRODUCTS, SEALING PRODUCTS, ENGINE PRODUCTS, FILTRATION PRODUCTS, INDUSTRIAL PRODUCTS, AND LEASING SERVICES. THE MERGER ALSO SIGNIFICANTLY ENHANCES DANA'S ENGINE PRODUCTS OFFERING.

AS A RESULT OF THE MERGER, DANA HAS CREATED ITS SEVENTH STRATEGIC BUSINESS UNIT, THE AUTOMOTIVE AFTERMARKET GROUP, WHICH WILL FOCUS ON SERVICE PARTS AND DISTRIBUTION.

MORCOTT ALSO POINTED OUT ANOTHER BENEFIT, THE ACQUISITION OF ECHLIN'S NEARLY TWO DOZEN QUINTON HAZELL MANUFACTURING AND DISTRIBUTION OPERATIONS IN EUROPE. "QUINTON HAZELL IS ONE OF EUROPE'S BEST-KNOWN NAMES FOR SUPPLYING PRODUCTS TO WAREHOUSE DISTRIBUTORS, JOBBERS, RETAILERS, AND PARTS PRODUCERS," HE SAID. "IN QUINTON HAZELL, WE GAIN AN IMPORTANT MANUFACTURING-ORIENTED DISTRIBUTION FOOTHOLD IN EUROPE, WHICH WILL HELP DANA SUPPLY ITS CORE PRODUCTS TO A VARIETY OF CUSTOMERS IN THE UNITED KINGDOM AND ELSEWHERE IN EUROPE."

SYNERGY PLANS OUTLINED
----------------------
INCLUDING REPOSITIONING PLANS PREVIOUSLY INITIATED BY ECHLIN, THE COMBINATION OF DANA AND ECHLIN IS EXPECTED TO GENERATE TOTAL PRE-TAX SAVINGS OF $30 MILLION THIS YEAR, $170 MILLION IN 1999, AND $340 MILLION IN 2000.

DANA EXPECTS SYNERGIES FROM THE MERGER TO ADD APPROXIMATELY $200 MILLION ANNUALLY TO OPERATING INCOME ONCE INTEGRATION OF THE TWO COMPANIES IS ACHIEVED IN 2000. 1999 PRE-TAX SYNERGIES FROM THE TRANSACTION ARE EXPECTED TO BE $75 MILLION. SAVINGS ARE EXPECTED TO RESULT FROM THE ELIMINATION OF DUPLICATE FUNCTIONS, CONSOLIDATION OF DISTRIBUTION AND MARKETING INFRASTRUCTURE, IMPROVED PRODUCTIVITY, AND IMPROVEMENTS IN GLOBAL SOURCING OF MATERIALS AND COMPONENTS.

ECHLIN'S PHASE I COST-REDUCTION PLAN, ANNOUNCED LAST YEAR, IS EXPECTED TO TOTAL $40 MILLION IN ANNUALIZED, PRE-TAX SAVINGS IN 1999 AND BEYOND. THE SAVINGS RESULT FROM A REORGANIZATION INTO CORE BUSINESS UNITS, $500 MILLION IN DIVESTITURES, IMPLEMENTATION OF EVA DISCIPLINES, FACILITY RATIONALIZATION, AND PEOPLE REDUCTIONS. PRIOR TO THE MERGER, ECHLIN HAD SAID IT EXPECTED TO REALIZE ABOUT $30 MILLION IN SYNERGIES FROM PHASE I THIS YEAR.

IN MARCH, ECHLIN ANNOUNCED PHASE II OF ITS REORGANIZATION, WHICH CONSISTS OF A SERIES OF OPERATIONAL STRATEGIES AND IMPROVEMENTS. GLOBAL SOURCING INITIATIVES WILL REDUCE THE SUPPLY BASE BY 40 PERCENT, REALIZE A 5-PERCENT COST REDUCTION ON $2 BILLION WORTH OF ANNUAL PURCHASES, AND COORDINATE AND CENTRALIZE PURCHASING. THIS PROGRAM IS EXPECTED TO ACHIEVE PRE-TAX SAVINGS OF $55 MILLION IN 1999 AND $100 MILLION IN 2000.


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THESE SYNERGIES DO NOT INCLUDE SIGNIFICANT POTENTIAL REVENUE ENHANCEMENTS
STEMMING FROM THE TWO COMPANIES' RESPECTIVE STRENGTHS. FOR EXAMPLE, DANA INTENDS TO CAPITALIZE ON ECHLIN'S PREMIER POSITION IN THE AFTERMARKET BY ACCELERATING EFFORTS TO GROW ITS CUSTOMER BASE IN THE LUCRATIVE AND RAPIDLY EXPANDING INTERNATIONAL MARKETS.

"THIS TRANSACTION ALSO STRENGTHENS OUR BALANCE SHEET," MORCOTT SAID. "BY THE END OF 1999, DANA IS EXPECTED TO HAVE DEBT-TO-TOTAL CAPITAL OF ABOUT 40 PERCENT. THIS POSITIONS US WELL TO CAPITALIZE ON OPPORTUNITIES FOR FUTURE GROWTH."

ECHLIN WAS FOUNDED IN SAN FRANCISCO IN 1924 BY JACK AND EARL ECHLIN. THE COMPANY EXPANDED ITS PRODUCT OFFERING FROM IGNITION AND FUEL SYSTEM PARTS TO BRAKE, POWER TRANSMISSION, AND STEERING AND SUSPENSION SYSTEMS COMPONENTS. IT ALSO EXTENDED ITS GLOBAL REACH. ECHLIN REPORTED ANNUAL SALES OF $3.6 BILLION IN 1997, MAKING IT ONE OF THE LARGEST INDEPENDENT REPLACEMENT PARTS MANUFACTURERS IN THE WORLD.

FOUNDED IN 1904 AND BASED IN TOLEDO, OHIO, DANA NOW OPERATES 270 MAJOR FACILITIES IN 33 COUNTRIES SPREAD OVER SIX CONTINENTS AND EMPLOYS MORE THAN 79,000 PEOPLE. THE PRO FORMA SALES OF THE COMBINED COMPANY WERE $11.9 BILLION IN 1997. DANA'S INTERNET ADDRESS IS WWW.DANA.COM.

CERTAIN STATEMENTS CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE NUMEROUS ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL AND FUTURE PERFORMANCE OR ACHIEVEMENTS OF DANA OR ECHLIN, INCLUDING WITH RESPECT TO THE MERGER, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, THE FOLLOWING: ACHIEVING SALES LEVELS TO FULFILL REVENUE EXPECTATIONS; THE ABSENCE OF PRESENTLY UNEXPECTED COSTS OR CHARGES, CERTAIN OF WHICH MAY BE OUTSIDE THE CONTROL OF DANA AND ECHLIN; THE CYCLICAL NATURE OF THE AUTOMOTIVE INDUSTRY; FAILURE TO ACHIEVE SYNERGIES OR SAVINGS ANTICIPATED IN THE MERGER; GENERAL ECONOMIC AND BUSINESS CONDITIONS; AND COMPETITION. ADDITIONAL FACTORS ARE DETAILED IN DANA'S AND ECHLIN'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. DANA DISCLAIMS ANY RESPONSIBILITY TO UPDATE ANY FORWARD-LOOKING STATEMENT PROVIDED IN THIS PRESS RELEASE.

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